UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2020

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OASPQ	N/A(1)
(1) On October 12, 2020, the common stock of Oasis Petroleum Inc. (the “Company”) was suspended from trading on the Nasdaq Stock Market LLC and commenced trading on the OTC Pink Marketplace under the symbol “OASPQ.” On October 27, 2020, a Form 25 relating to the delisting and deregistration under Section 12(b) of the Act of the Company’s common stock was filed by the Nasdaq Stock Market LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.03 – Bankruptcy or Receivership
As previously announced, on September 30, 2020 (the “Petition Date”), Oasis Petroleum Inc. (the “Company”) and certain of the Company’s wholly owned direct and indirect affiliates (together with the Company, “Oasis”) filed petitions for voluntary relief under chapter 11 of title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Oasis’s Chapter 11 cases are being jointly administered under the caption In re Oasis Petroleum Inc., et al. (the “Chapter 11 Cases”). On September 30, 2020, the Company filed the prepackaged joint plan of reorganization of Oasis Petroleum Inc. and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”) and the related disclosure statement (the “Disclosure Statement”).
On November 10, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan, as modified by the Confirmation Order, and approving the Disclosure Statement. The Plan, as confirmed, is attached to the Confirmation Order as Exhibit A.
Oasis expects that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (the “Effective Date”). Although Oasis is targeting occurrence of the Effective Date within thirty days of Plan confirmation, Oasis can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan prior to the Effective Date.
The following summarizes certain material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein. Any capitalized terms not defined in this Current Report on Form 8‑K have the meanings assigned to them in the Plan.
The Plan of Reorganization and Treatment of Claims and Interests
The Plan contemplates the following treatment of claims against and interests in Oasis:
•each holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor and in its sole discretion: (a) payment in full in Cash of its Allowed Other Secured Claim; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code;
•each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code;
•each holder of an Allowed RBL Claim (i) electing to participate in the Exit Facility by entry into the Exit Facility Commitment Letter will receive, (x) on a dollar-for-dollar basis in exchange for the portion of its RBL Claim representing the principal of the loans owed to such lender under the RBL Credit Agreement, an equal amount of the principal of the revolving loans under the Exit Facility as of the Effective Date, upon the terms and conditions set forth in the Exit Facility Term Sheet and (y) with respect to any other portion of such holder’s RBL Claim (to the extent not already paid prior to the Effective Date, including as adequate protection pursuant to the DIP Orders), cash in an amount equal to such portion of such holder’s RBL Claim, and (ii) not electing to participate in the Exit Facility by electing not to sign the Exit Facility Commitment Letter (x) shall be deemed to have funded a Second Out Term Loan on a dollar-for-dollar basis in exchange for the portion of its RBL Claim representing the principal of the loans owed to such lender, and any of such holder’s specified default interest and any unreimbursed claims for professional fees and expenses under the RBL Credit Agreement and (y) with respect to any other portion of such holder’s RBL Claim (to the extent not already paid prior to the Plan Effective Date, including as adequate protection pursuant to the DIP Orders), cash in an amount equal to such portion of such holder’s RBL Claim. The Liens securing the loans under the RBL Credit Agreement shall be retained and deemed assigned to the administrative agent under the Exit Facility to secure the Exit Facility upon the Plan Effective Date. Notwithstanding the foregoing, on the Effective Date, any Specified Default Interest shall be discharged, released, and deemed waived by all Consenting RBL Lenders;
•each holder of an Allowed Notes Claim or an Allowed Mirada Claim shall receive its Pro Rata share (calculated based on the aggregate amount of all Allowed Notes Claims and Allowed Mirada Claims) of 100% of the New Common Stock, subject to dilution on account of the Management Incentive Plan and the New Warrants; provided, that notwithstanding that the Mirada Claims are classified as Class 4 Claims, such claims, in lieu of any treatment as Class 4 Claims, shall be treated in accordance with the Mirada Settlement Agreement;
•each holder of an Allowed General Unsecured Claim shall receive, at the option of the applicable Debtor: (a) payment in full in Cash; or (b) Reinstatement;
•each holder of an Allowed Intercompany Claim shall be, at the option of the applicable Debtor, either: (a) Reinstated; or (b) canceled, released, and extinguished and without any distribution at the Debtors’ election and in their sole discretion;
•each holder of an Interest other than in Oasis shall have such interests, at the option of the applicable Debtor, either: (a) Reinstated; or (b) canceled, released, and extinguished and without any distribution at the Debtors’ election and in their sole discretion; and
•each holder of an Interest in Oasis shall receive its Pro Rata share of the New Warrants.
Unless otherwise specified therein, the treatment set forth in the Plan and the Confirmation Order will be in full satisfaction of all claims against and interests in Oasis. On the Effective Date, all of Oasis’s existing funded debt will be discharged and all of Oasis’s existing common stock will be cancelled and of no further force or effect. As of November 10, 2020, there were 320,920,039 shares of Oasis’s existing common stock outstanding.
Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.
Capital Structure
On the Effective Date, the Company will issue New Common Stock and/or New Warrants to certain holders of claims against and interests in the Company, as provided in the Plan. Under the Plan, the Company’s new organizational documents will become effective on the Effective Date. The shares of New Common Stock and the New Warrants issued pursuant to the Plan will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by section 1145 of the Bankruptcy Code.
Exit Financing
The Plan is expected to be funded by a reserve-based exit revolving credit facility of up to $1.5 billion with an initial borrowing base and commitments of $575 million (less the amount of any term loan deemed funded by any RBL Lender that is not a Consenting RBL Lender), subject to certain customary conditions.
Management Incentive Plan
Effective as of the Effective Date, reorganized Oasis will adopt a Management Incentive Plan (the “MIP”), with a pool of shares of Common Stock representing up to 10.0% of the New Common Stock, determined on a fully diluted and fully distributed basis. The MIP will provide that 5.0% of the New Common Stock, determined on a fully diluted and fully distributed basis, reserved for issuance under the MIP will be allocated within 30 days following the Effective Date in the form of restricted stock units (or equivalents) and on terms (including performance metrics and vesting criteria) otherwise to be agreed between management of reorganized Oasis and the compensation committee of the board of directors of reorganized Oasis (the “New Board”); provided, that such period shall be extended by an additional 15 days if good faith discussions between management of reorganized Oasis and the New Board remain ongoing at the end of the initial 30 day period. The remaining up to 5.0% of the New Common Stock, determined on a fully diluted and fully distributed basis, reserved for issuance under the MIP will be available to be allocated after the Effective Date, in the form and on terms as determined by the New Board in consultation with management of reorganized Oasis.
Releases and Exculpations
The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.
The Plan provides releases and exculpations for the benefit of Oasis, certain of Oasis’s claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.
Certain Information Regarding Assets and Liabilities of Oasis
Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on November 5, 2020.
Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including Oasis’s most recent Form 10-Q and its 2019 Form 10-K. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These forward-looking statements include the expected timing of the Company’s completion of its restructuring and emergence from Chapter 11 proceedings, the treatment of claims under the Plan and releases and exculpations thereunder, the Company’s capital structure upon emergence, its exit financing and its management incentive plan. There is no assurance that expectations can or will be met. In addition, any forward-looking statements represent the Company’s expectations only as of today and should not be relied upon as representing its expectations as of any future date. Oasis assumes no obligation to update its forward-looking statements.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure
In connection with the Bankruptcy Court’s confirmation of the Plan, Oasis issued a press release on November 11, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.2.
The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates.
99.1*	Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates.
99.2*	Press Release, dated November 11, 2020.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

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* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: November 13, 2020	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary